UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 4, 2013

RANGEFORD RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54306	77-116182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’CONNOR BOULEVARD, SUITE 1820, IRVING, TX 75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(917) 512 - 0848

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of

    Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.03

Amendments to Articles of Incorporation or Bylaws

Item 8.01

Other Events

Rangeford Resources, Inc. (the "Company") filed and mailed an Information Statement on Schedule 14C on March 14, 2013 (the "Schedule 14C") regarding the corporate actions listed below (the "Corporate Actions").  The Company's Board of Directors approved the Corporate Actions on January 30, 2013 and a majority of the Company's common stock holders as of the February 4, 2013 record date, ratified and approved the Corporate Actions via written consent on February 13, 2013.  However, the Corporate Actions did not become effective until the Schedule 14C became effective, which occurred on April 4, 2013 (the "Effective Date").  Although the Company filed the Schedule 14C and included the Corporate Actions therein, we are filing this Report to disclose the effectiveness of the Corporate Actions:

1.

The following individuals officially became members of the Company's Board of Directors (the "New Directors"):

a)

Michael Farmer

b)

Gary A.Giles

c)

Jim R. Iman

d)

Mark J. Teinert

2.

Amend and Restate the Company’s By-Laws (the "Amendments") to, among other things:

a)

increase the number of authorized Directors from 3 to no more than 10;

b)

change the shareholder vote requirements so that all questions brought before the shareholders, including the election of directors, may be approved by a majority vote;

c)

change the annual meeting date from a specified date to one as may be designated from time to time by the board of directors;

d)

allow directors to receive a stated salary;

e)

change the amount of shares required to call a special shareholder meeting; and,

f)

clarify shareholders rights to take action by written consent.

The above is only a list of the key changes between our prior Bylaws and the Amended and Restated Bylaws (the "New Bylaws"), and is qualified in its entirety by reference to the full text of the form of the New Bylaws, which is attached as Exhibit 3.2 to this Report.  The Corporate Actions also included an amendment to the Company's Articles of Incorporation (the "Amended Articles") regarding some of the Amendments.  A form of the Amended Articles is attached as Exhibit 3.1 to this Report.

3.

Approve the 2012 Stock Incentive Plan.  A full text of the 2012 Stock Incentive Plan is attached as Exhibit 99.1 to this Report.

Below, we provide a brief description of the business experience of each New Director and some additional information about the New Directors required to be disclosed in this Report. However, we urge you to read the Schedule 14C for additional information about the New Directors and for a full description of the Corporate Actions.

New Directors

The following table and text set forth the names and ages of the directors who formally became a member of our Board following the Effective Date (the "New Directors"). Accordingly, our Board currently consists of the New Directors and Dr. Henson and Mr. Hadley. The following is a brief description of the business experience of each New Director during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws. None of the new directors is a party adverse to the Company or has a material interest adverse to the Company nor do any of them have a familial relation with any current officers or directors.

Name of Director	Age
Michael Farmer, Director	52
Jim R. Iman, Director	67
Mark J. Teinert	49
Gary A. Giles, Director	64

Michael Farmer

Since 2009, Mr. Farmer has been President and CEO of GlobalOne Pet, Inc., an innovative pet food company that he co-founded. Since September of 2012, Mr. Farmer has been a Director of INTREorg Systems, Inc. In 2001, Mr. Farmer co-founded FIRSTRAX Inc., which became the leading innovator in pet accessory products. In 1994, Mr. Farmer joined Dogloo, a market leader in plastic pet shelters as the Vice President of Sales and Marketing, where he was promoted to Executive Vice President and General Manager in 1997.  Mr. Farmer spent the first 11 years of his career with the Coleman Company, the world leader in outdoor recreational products with revenues in excess of $700MM. While at Coleman, Mr. Farmer served in a variety of capacities including Director of Operations, Design Director, Director of Engineering and Materials Management, and Director of Marketing and Product Development. Mr. Farmer has a Bachelor of Science degree in Industrial Technology from Emporia State University, where he earned All American academic and basketball honors. He also earned an MBA from Wichita State University.

Mark Teinert

Currently Mr. Teinert is President of Southlake Energy, Inc.  Previously, Mr. Teinert worked many years as an oil and gas consultant on his own. His years in the industry provided him with extensive oil and gas experience, mainly financial in its basis, but including lease negotiations, land work, and lease damage negotiations. Mr. Teinert has served on public boards and as a member of Audit Committees.

Jim R. Iman

Jim Iman is currently President of Barnett Shale Services, LLC that provides oil and gas consulting services focusing on corporate finance, mergers and acquisitions, and debt and equity. Previously, Mr. Iman served as a Sales Engineer in the Dallas division of Haliburton Resource Management. Mr. Iman also serves as a Director for Bandera Oil and Gas (publicly traded) as well as Sense Technologies (publicly traded).  With a wide variety of memberships and affiliations, Mr. Iman is heavily involved with groups such as the Texas Alliance of Energy Producers, N.A.P.E. (North American Prospect Expo), Fort Worth Petroleum Club, Denton County Water District – President, Hood County Water District – President, Tarrant County Muscular Dystrophy Association, Children’s Charities of Fort Worth, Kimball Art Museum, and The Modern Art Museum of Fort Worth.

Gary A. Giles

Gary A. Giles received his MBA from Southern Methodist University in 1979, after receiving his BS in mechanical engineering there in 1973. From 1968 until 2001, Mr. Giles served as assistant plant manager and plant manager for General Motors in Arlington, Texas (1968 – 1990, attaining position of Assistant Plant Manager), Tarrytown, New York (1990 – 1993, serving as Assistant Plant Manager), Siloa, GTO, Mexico (1993 – 1997, serving as Plant Manager) and Janesville, Wisconsin (1997 – 2001, serving as Plant Manager). In 1982, Mr. Giles founded G&F Oil, Inc., which he has owned and served as president of continuously since. As of January 2013, G&F Oil, Inc. is operating 91 oil and gas wells.

Related Party Transactions

Other than the relationships and transactions discussed below, the Company is not a party to, nor is the Company proposed to be a party, to any transaction since the beginning of the fiscal year ending March 31, 2012 involving an amount that exceeds the lesser of $120,000 or one percent of the average of the Company's total assets at year end for the last two completed fiscal years and in which a New Director, had or will have a direct or indirect material interest.

On July 5, 2012, the Company, Orphan Holdings of Texas, Inc. (“Orphan Holdings”), its majority shareholder, and RF Colorado Ventures, LLC (“RF Colorado”) executed a Share Purchase Agreement (the "Agreement") pursuant to which RF Colorado purchased 9,900,000 shares of the Company’s common stock held by Orphan Holdings for a total purchase price of $300,000, to be paid by RF Colorado. The Company's CEO, Dr. Steven R. Henson is the managing member of RF Colorado.  Upon Closing of the purchase, RF Colorado became the Company's majority and controlling shareholder ("Change in Control Transaction").  On or about March 6, 2013, RF Colorado distributed all of their holdings to its members, including Dr. Henson and Mr. Farmer, who received 1,059,300 and 980,100 shares, respectively, of the Company Common Stock.

The Company believes, although the annual amount received pursuant to the associated agreement hereinafter discussed, may not exceed the required thresholds, INTREOrg Systems, Inc. ("INTREOrg") is a related party.  On December 31, 2012, the Company entered into a Master Services Agreement with INTREOrg pursuant to which INTREOrg will provide services relating to the PISA software to the Company for an annual fee of $30,000.  The term of the Agreement is one year, and thereafter the agreement renews automatically and remains “evergreen” for succeeding one year terms, unless terminated according to the termination provisions contained in the agreement.  Dr. Henson serves as INTREOrg's CEO and President and is also a director of INTREOrg.  Mr. Farmer, a New Director, is also a director of INTREOrg.

New Director Compensation

The Company intends to enter into director agreements with the New Directors with the following anticipated terms: each New Director will receive an annual director’s fee of $24,000, which shall be paid in increments of $2,000 a month or as otherwise in compliance with our established pay practices.

Item 9.01	Financial Statements and Exhibits

(d)  EXHIBITS

The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description

3.1	Form of Amendment to Articles of Incorporation
3.2	Amended and Restated Bylaws (Incorporated by Reference to Exhibit B of the Information Statement on Schedule 14C filed on March 14, 2013.)
99.1	2012 Stock Incentive Plan (Incorporated by Reference to Exhibit C of the Information Statement on Schedule 14C filed on March 14, 2013.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGEFORD RESOURCES, INC.

Date:	April 4, 2013	By: /s/ Steven R. Henson
Steven R. Henson, President

Exhibit 3.1

Articles of Amendment to Articles of Incorporation

for

RANGEFORD RESOURCES, INC.

Name of the Corporation is RANGEFORD RESOURCES, INC.

Pursuant to Section 78.390 of the Nevada Revised Statutes, the articles have been amended as follows:

Article 3. Board of Directors

The number of directors may from time to time be increased or decreased to any odd number not less than one(1) nor more than ten (10) by action of the Board of Directors.  The directors shall be elected at the annual meeting of the stockholders and except as otherwise provided in these Articles, each director elected shall hold office until his successor is elected and qualified.  Directors need not be stockholders

Signature

/s/ Steven R. Henson

Dr. Steven R. Henson